Exhibit 8(j)(5)

Schedule 1 Revision 4-29-2016 (Wells Fargo)

SCHEDULE 1

TO

PARTICIPATION AGREEMENT

BETWEEN

WELLS FARGO VARIABLE TRUST,

WELLS FARGO FUNDS DISTRIBUTOR, LLC

AND

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

DATED

APRIL 8, 2005

ACCOUNTS, CONTRACTS, FUNDS

Effective April 29, 2016

ACCOUNTS

Separate Account VA-5NLNY

TFLIC Separate Account VNY

TFLIC Separate Account C

CONTRACTS

Distinct Assets Variable Annuity

Advisor’s Edge NY Variable Annuity

FUNDS

WFVT Discovery FundSM – Class 2

2